UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 23, 2003

KNAPE & VOGT MANUFACTURING COMPANY
(Exact name of registrant as specified in its charter)

Commission File Number 000-01859

Michigan (State of Incorporation)	38-0722920 (IRS Employer Identification No.)

2700 Oak Industrial Drive, NE Grand Rapids, Michigan (Address of principal executive offices)	49505 (Zip Code)

(616) 459-3311
(Telephone Number)

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS

(c)	Exhibits 99.1 Press Release dated October 16, 2003

Item 12.   RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 16, 2003, Knape & Vogt Manufacturing Company issued a press release announcing results for the first quarter ended September 27, 2003. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Knape & Vogt Manufacturing Company (Registrant)
Date:	October 23, 2003	/s/ William R. Dutmers William R. Dutmers Chairman and Chief Executive Officer
Date:	October 23, 2003	/s/ Leslie J. Cummings Leslie J. Cummings Vice President of Finance and Treasurer

Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT: Leslie Cummings, Vice President of Finance and Treasurer
Knape & Vogt Manufacturing Company (616) 459-3311, Ext. 225
or
Jeff Lambert, Paula MacKenzie (616) 233-0500
Lambert, Edwards & Associates, Inc. (mail@lambert-edwards.com)

Knape & Vogt Reports Improved First-Quarter Results

GRAND RAPIDS, Michigan, October 16, 2003 – Bolstered by strong sales of new products, Knape & Vogt Manufacturing Co. (Nasdaq: KNAP) today announced higher net sales and net income for its first quarter ended September 27, 2003.

The Grand Rapids, Mich.-based manufacturer and distributor of drawer slides, shelving, storage and ergonomic office products reported that net sales increased 16.5 percent to $36.1 million for the first quarter of fiscal 2004, compared with net sales of $31.0 million during the same period a year ago. KV reported that net income increased to $669,875, or $0.15 per share, for the just-completed quarter, from $194,963, or $0.04 per share, during the same period in fiscal 2003.

The Company attributed the strong sales gains to new products introduced during the past year, which accounted for $5.5 million of sales in the quarter.  New products from KV’s Home and Commercial Products and Office Products divisions – including the Shelf Made™ Instant Shelf, a line of decorative display ledges, the 4x4™ precision slides and the heavy duty 8800™ slide with patented interlock feature– allowed KV to increase sales to existing customers and add new customers.

“During the first quarter, we saw growth in almost all of the markets we serve, including the office furniture segment where we are outpacing the industry,” said Bill Dutmers, chairman and CEO. “While the office furniture industry reported a slight decline in shipments for the months of July and August, we were successful in growing our sales to both the original equipment manufacturer channel and the dealer channel. New products, including those designed for specific customer needs such as the various 8400 precision slide applications, allowed us to grow sales and gain market share.”

“We intend to build on our recent success by accelerating our product development initiatives in the coming year,” Dutmers continued. “New products, increased customer service and the expansion of our sales force will be key elements in our drive to win additional market share.

“We continue to challenge ourselves to bring innovative products and services to our customers. In fact, we have expanded our ability to provide vendor managed inventory services to more of our customers in several of the markets that we serve. We firmly believe that our focus on value-added products and services is the reason for our current growth and will position KV for the future.”

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Knape & Vogt, page 2 of 2

About Knape & Vogt
Knape & Vogt Manufacturing Co. brings more than a century of experience to the design, manufacture and distribution of kitchen and bath storage solutions and office products for original equipment manufacturers, specialty distributors, office furniture dealers, hardware chains and major home centers throughout the country. Additional information on KV’s product lines is available on www.knapeandvogt.com.

Cautionary Statement: This press release contains certain forward-looking statements that involve risks and uncertainties. When used in this release, the words “believe,” “anticipates,” “think,” “intend,” “optimistic,” “forecast,” “expect” and similar expressions identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements concerning future improvements in net sales, margins and profitability. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services and prices. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

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Knape & Vogt Manufacturing Company and Subsidiaries
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended
	Sept. 27 2003	Sept. 28, 2002

Net sales	$36,125,237	$30,998,184

Cost of sales	28,960,702	23,944,254

Gross margin	7,164,535	7,053,930

Selling and administrative expenses	5,900,448	6,150,441

Other	--	271,325

Operating income	1,264,087	632,164

Interest and other expenses, net	392,929	319,046

Income before income taxes	871,158	313,118

Income taxes	201,283	118,155

Net income	$ 669,875	$ 194,963

Earnings per common share - basic and diluted:

Weighted average shares outstanding	4,515,925	4,517,458

Net income per share	$ .15	$ .04

Cash dividend - Common stock	$ .165	$ .165

Cash dividend - Class B common stock	$ .15	$ .15

Knape & Vogt Manufacturing Company and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	Sept. 27, 2003	Sept. 28, 2002

Assets

Current Assets: Cash	$ 3,813,471	$ 6,029,634
Accounts receivable, net	20,389,533	15,218,213
Inventories	18,329,561	14,058,718
Prepaid expenses	584,212	1,620,564

Total current assets	43,116,777	36,927,129

Property, plant and equipment, net	32,535,673	35,973,726

Other assets	17,515,442	13,423,221

	93,167,892	86,324,076

Liabilities and Equity

Current liabilities	19,646,798	19,021,791

Long-term debt and capital leases	25,235,525	20,000,000

Deferred income taxes & other long-term liabilities	13,332,358	12,250,356

Stockholders' equity	34,953,211	35,051,929

	$93,167,892	$86,324,076

Knape & Vogt Manufacturing Company and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended
	Sept. 27, 2003	Sept. 28, 2002

From Operating Activities:
Net income	$ 669,875	$ 194,963
Depreciation and amortization	1,630,766	1,751,461
Decrease in prepaid pension expense	85,825	46,367
Increase (decrease) in deferred taxes	354,373	(60,000)
Severance accrual	--	271,325
Loss on disposal of fixed assets	26,661	56,569
Changes in operating assets & liabilities	(2,792,436)	(103,847)
Other, net	(21,025)	45,761

Net cash provided by (used for) operating activities	(45,961)	2,202,599

From Investing Activities:
Additions to property, plant & equipment net	(440,487)	(1,014,967)
Proceeds from sales of property, plant & equipment	800	215,527
Other, net	(17,765)	--

Net cash used for investing activities	(457,452)	(799,440)

From Financing Activities:
Cash dividends paid	(712,174)	(711,846)
Net change in long-term debt/capital leases	1,185,920	--

Net cash provided by (used for) financing activities	473,746	(711,846)

Effect of Exchange Rates on Cash	(3,473)	(92,222)

Net increase (decrease) in cash & equivalents	$ (33,140)	$ 599,091